Exhibit 4.58

NEVADA LAND & RESOURCE COMPANY, LLC 3480 GS Richards Boulevard, Suite 101 - Carson City, NV 89703 -Tel 775.885.5000 - Fax 775.885.5005

Received NOV 15 2006

November 3, 2006

NEVADA GEOTHERMAL POWER CO.

Ste 900 - 409 Granville Street

Vancouver, BC V6C 1T2

RE:

Geothermal Lease #189093

Dear Leasee:

Please be advised that effective October 3, 2006, a portion of the land subject to the aforementioned lease was conveyed and is under new ownership. Attached is a lease assignment that provides the name and address of the new owner. Also attached is a lease amendment, reducing the acreage of your lease for that property which was conveyed.

If you have any questions, or require additional information, please contact me at (775) 885-5000 x 109.

Sincerely,

/s/ Danielle Bettridge

Danielle Bettridge

Administrative Services Manager

HUMBOLDT COUNTY, NEVADA PAID $16.00	10/03/2006	#2006-6609
MARY ANN HAMMOND, RECORDER--WESTERN TITLE COMPANY INC-WMCA	03:32:05PM	1 OF 3

RECODING REQUESTED BY

AND WHEN RECORDED RETURN TO:

RLF Nevada Properties, LLC

523 S.Cascade Avenue, Suite E Colorado Springs, CO 80903

COPY - has not been compared

with the Original Document - HCR

APN: 05-341-18

PARTIAL ASSIGNMENT OF GEOTHERMAL LEASE #189093

THE UNDERSIGNED for and in consideration of the sum of Ten Dollars ($10.00), to them in hand paid, and other valuable consideration, receipt of which is hereby acknowledged, do hereby partially assign, transfer and set over to RLF NEVADA PROPERTIES, LLC, a Colorado limited liability company whose address is 523 S. Cascade Avenue, Suite E, Colorado Springs, CO 80903, its prorata right, title, and interest including, but not limited to, that portion of the rents, royalties, and profits accruing in and to that portion of a certain Lease Agreement dated May 1, 1986, wherein NEVADA LAND AND RESOURCE COMPANY, LLC a Nevada Limited Liability Company, whose address is 3480 GS Richards Blvd., Ste 101, Carson City, NV 89703, is named as Lessor and NEVADA GEOTHERMAL POWER, INC,, whose address is Ste 900-409 Granville Street, Vancouver, BC V6C I T2, is named as Lessee with respect to only that real property, containing 640.00 acres, situate in the County of Humboldt, State of Nevada and more particularly described as:

Township 36 North, Range 34 East, MDB&M

Section 13

All

640.00 acres

TO HAVE AND TO HOLD unto RLF NEVADA PROPERTIES, LLC for and during all the rest of remainder of the term mentioned in said Lease, covenants and conditions contained in said Lease.

IN WITNESS WHEREOF, the undersigned has executed this document on this 18th day of September, 2006.

NEVADA LAND AND RESOURCE COMPANY, LLC
By: /s/ Dorothy A. Timian-Palmer
Dorothy A. Timian-Palmer, Chief Operating Officer

HUMBOLDT COUNTY, NEVADA PAID $16.00	10/03/2006	#2006-6609
MARY ANN HAMMOND, RECORDER--WESTERN TITLE COMPANY INC-WMCA	03:32:05PM	2 OF 3

STATE OF NEVADA	)
)ss.
COUNTY OF CARSON CITY	)

 This instrument was acknowledged before me on September 18, 2006 by Dorothy A. Timian-Palmer its Chief Operating Officer of and for Nevada Land and Resource Company, LLC, a Nevada limited liability company.

/s/ Elizabeth Leisek	ELIZABETH LEISEK NOTARY PUBLIC STATE OF NEVADA My Appt. Exp. Sept. 7, 2010 No. 06-108485-2

Notary Public

ASSUMPTION OF LICENSE

THE UNDERSIGNED,for and in consideration of the avoce assignment, does herewith and hereby assume the above-described License and aggress to hold NEVADA LAND AND RESOURCE COMPANY, LLC harmless from any and all liability that might arise pursuant to such portion of said License, which liability is not the fault of Assignor.

IN WITNESS WHEREOF, the undersigned has executed this document on                                    .

RLF Nevada Properties, LLC

By:

STATE OF                                   )

COUNTRY OF                             )

This instrument was acknowledged before me on                                                   ,

By                                                             .

Notary Public

HUMBOLDT COUNTY, NEVADA PAID $16.00	10/03/2006	#2006-6609
MARY ANN HAMMOND, RECORDER--WESTERN TITLE COMPANY INC-WMCA	03:32:05PM	3 OF 3

STATE OF NEVADA	)
)ss.
COUNTY OF CARSON CITY	)

This instrument was acknowledged before me on September 18, 2006 by Dorothy A. Timian-Palmer its Chief Operating Officer of and for Nevada Land and Resource Company, LLC, a Nevada limited liability company.

/s/ Elizabeth Leisek	ELIZABETH LEISEK NOTARY PUBLIC STATE OF NEVADA My Appt. Exp. Sept. 7, 2010 No. 06-108485-2

Notary Public

ASSUMPTION OF LICENSE

THE UNDERSIGNED, for and in consideration of the avoce assignment, does herewith and hereby assume the above-described License and aggress to hold NEVADA LAND AND RESOURCE COMPANY, LLC harmless from any and all liability that might arise pursuant to such portion of said License, which liability is not the fault of Assignor.

IN WITNESS WHEREOF, the undersigned has executed this document on                                     .

RLF Nevada Properties, LLC

                        /s/ James W. Geisz

By: James W. Geisz

STATE OF          Colorado           )

COUNTRY OF   El Paso              )

This instrument was acknowledged before me on         9-25-06                               ,

By                James W. Geisz                   .

           /s/ Patricia Beiner

Notary Public

Patricia Beiner, Notary Public State of Colorado My Commission Expires 3/4/2009

NEVADA LAND & RESOURCE CO LLC

TEMPLATE TO CALCULATE PRORATED CONTRACT REVENUES

BAITIS/LAMPERT (A) - 189093

NEVADA GEOTHERMAL POWER

TO CALCULATE NEW ANNUAL PREMIUM BASED ON A HIGHER OR LOWER NUMBER OF ACRES IN A CONTRACT:

ENTER ORIGINAL CONTRACT ACREAGE	3,172.28
ENTER ORIGINAL ANNUAL CONTRACT REVENUE	$ 6,344.56
PRICE PER ACRE	$ 2.0000
ENTER ADJUSTED CONTRACT ACREAGE	2,532.28
PRICE PER ACRE	$ 2.0000
PRORATED ANNUAL REVENUE	$ 5,064.56
PRORATED QUARTERLY REVENUE	$ 1,266.14
TO PRORATE AN ANNUAL PREMIUM OVER A PERIOD OF TIME: ENTER ANNUAL CONTRACT REVENUE	$
PER DAY REVENUE	$
ENTER NUMBER OF DAYS TO PRORATE
PRORATED REVENUE	$

ADJUSTED ANNUAL FEE = $5,064.56